UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 13, 2006, NCI Building Systems, Inc. (“NCI”) filed a Current Report on Form 8-K to announce the completion of its acquisition of all the issued and outstanding shares of Robertson-Ceco II Corporation (“RCC II”) pursuant to the Stock Purchase Agreement, dated as of February 21, 2006, by and among NCI, The Heico Companies, L.L.C. and Robertson-Ceco Corporation (“RCC”) as amended by Amendment No. 1 to the Stock Purchase Agreement, dated April 7, 2006. This Form 8-K/A (Amendment No. 2) is being filed to provide the financial information described in Item 9.01 below as Exhibit 99.1 hereto.

Prior to the acquisition, specified non-operating assets and liabilities of RCC, consisting principally of asbestos liabilities, environmental remediation liabilities and notes receivables from affiliates, were distributed to and assumed by a subsidiary formed by The Heico Companies, L.L.C. and were not part of the acquisition. “RCC” refers to the company prior to its acquisition by NCI. “RCC II” refers to the company subsequent to its acquisition and excludes certain assets and liabilities as described above. The historical operating results of RCC for the periods presented herein would not be materially different if these assets and liabilities had been excluded. NCI has disclosed in the notes to the pro forma statement of income the approximate effects on earnings of the excluded assets and liabilities.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

	1.	The unaudited pro forma condensed combined statement of income for the nine months ended July 30, 2006 is attached hereto as Exhibit 99.1.

(d)	Exhibits

Exhibit No.	Exhibit Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Mark E. Johnson
Mark E. Johnson
Vice President, Controller
and Chief Accounting Officer

Dated: September 8, 2006